Exhibit 99.1

HilltopHoldingsInc. Q3 2017Earnings Presentation October 27, 2017

Preface 2323 Victory Ave, Suite 1400 Dallas, TX 75219 Phone: 214-855-2177 www.hilltop-holdings.com Please Contact: Isabell Novakov Phone: 214-252-4029 Email: inovakov@hilltop-holdings.com FORWARD-LOOKING STATEMENTS This presentation and statements made by representatives of Hilltop Holdings Inc. (“Hilltop” or the “Company”) during the course of this presentation include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our business strategy, our financial condition, our efforts to make strategic acquisitions, the costs of integration of the operations acquired in the SWS Merger, our revenue, our liquidity and sources of funding, market trends, operations and business, stock repurchases, dividend payments, expectations concerning mortgage loan origination volume and interest rate compression, expected losses on covered loans and related reimbursements from the Federal Deposit Insurance Corporation (“FDIC”), expected levels of refinancing as a percentage of total loan origination volume, projected losses on mortgage loans originated, loss estimates related to natural disasters, the effects of government regulation applicable to our operations, the appropriateness of our allowance for loan losses and provision for lending losses, the collectability of loans and the outcome of litigation, our other plans, objectives, strategies, expectations and intentions and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “might,” “plan,” “probable,” “projects,” “seeks,” “should,” “target,” “view” or “would” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (i) the credit risks of loan activities, including our ability to estimate loan losses; (ii) the effects of changes in the level of, and trends in, loan delinquencies and write-offs; (iii) changes in general economic, market and business conditions in areas or markets where we compete, including changes in the price of crude oil; (iv) changes in the interest rate environment; (v) risks associated with concentration in real estate related loans; (vi) risks associated with merger and acquisition integration; (vii) severe catastrophic events in Texas and other areas of the southern United States; (viii) effectiveness of our data security controls in the face of cyber attacks; (ix) the effects of our indebtedness on our ability to manage our business successfully, including the restrictions imposed by the indenture governing our indebtedness; (x) cost and availability of capital; (xi) changes in state and federal laws, regulations or policies affecting one or more of the our business segments, including changes in regulatory fees, deposit insurance premiums, capital requirements and the Dodd-Frank Wall Street Reform and Consumer Protection Act; (xii) changes in key management; (xiii) competition in our banking, broker-dealer, mortgage origination and insurance segments from other banks and financial institutions, as well as investment banking and financial advisory firms, mortgage bankers, asset-based non-bank lenders, government agencies and insurance companies; (xiv) our obligations under loss-share agreements with the FDIC, including the possibility that we may be required to make a “true-up” payment to the FDIC; (xv) failure of our insurance segment reinsurers to pay obligations under reinsurance contracts; and (xvi) our ability to use excess capital in an effective manner. For further discussion of such factors, see the risk factors described in our most recent Annual Report on Form 10-K , and subsequent Quarterly Reports on Form 10-Q and other reports, that we have filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement. 2 Corporate Headquarters Additional Information

Investor Highlights – Q3 2017

Net Income	EPS – Diluted	ROAA	ROAE
$30.2 MM	$0.31	0.90%	6.32%

Diversified Growth

- Growth in non-covered loans (excluding margin loans) of 9% year over year supporting 6% growth in Net Interest Income for Hilltop
- HilltopSecurities generated 19.5% pre-tax margin during the third quarter with Retail growing net revenues by 14% versus prior year
- Noninterest Expense down 3% versus prior year driven by variable expenses and business optimization initiatives

Value Creation and Capital Optimization

- Year to date capital distributions to shareholders of $44.8 million; including the SWS settlement, capital distributions equate to $91.9 million
- 12.87% Tier 1 leverage ratio[1], 17.66% Common Equity Tier 1 Capital Ratio[2]
- Book Value Per Share[3] of $19.88, up 6% versus prior year, and TBVPS[3] of $16.85, up 7% versus prior year

Managed Risk

- Year to date net charge-offs equate to $2.0 million
- Non-covered non-performing assets (NPAs) were $45.4 million, or 0.34% of Total Assets
- Significant storm activity during Q3 2017 – exposures substantially offset through diversification and reinsurance

Significant Q3 Items ($ million)	Pre-tax	Net Income	EPS - Diluted ($)
1) Q3 Hurricane Impact	$(9.8)	$(6.4)	$(0.07)

Notes
(1) Based on the end of period Tier 1 capital divided by total average assets during the respective quarter, excluding goodwill and other intangible assets
(2) Represents estimated common equity Tier 1 ("CET1") capital and ratio under Basel III capital rules. This number is an estimate based on results ending 9/30/2017
(3) Based on Shares Outstanding as of 9/30/2017, Tangible Book Value per Share see Management's Explanation of Non-GAAP Financial Measures in Appendix

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HilltopHoldings

Business Results – Q3 2017 Q3 2017 Q3 2016 • Modest year-over-year pre-tax decline in Banking largely driven by $8.6 million reduction in purchase accounting impact, core results increased due to strong loan growth. Banking results include a loan loss reserve of $2 million for potential losses related to the third quarter 2017 hurricanes Mortgage pre-tax of $13 million relative to $31 million in Q3 2016 primarily resulted from a 12% decline in mortgage loan originations to $4.0 billion. Current quarter Mortgage results include a $1.5 million indemnification reserve related to the hurricanes Continued strong performance from Broker-Dealer driven by improved results in Retail and Clearing, as well as efficiency enhancements Hurricanes Harvey and Irma, along with seasonally late storm activity during the third quarter 2017 adversely impacted the insurance business. Current quarter gross losses and LAE incurred associated with the Hurricanes was $19.6 million, though the pre-tax impact to Insurance was only $6.1 million due to reinsurance coverage • • • 4 Business Drivers for Q3 2017 Pre-Tax Income vs. Prior Year ($ millions)

Financial Summary – Q3 2017 (46.2) (56.0) (44.8) (39.9) (40.2) (37.1) PAA, FDIC Indemnification and Clawback Impact (12.2) (5.0) (12.3) (8.6) -104 bps -79 bps 8.2% 7.4% -20 bps -54 bps Notes: (1) (2) (3) (4) Pre-provision net revenue is a non-GAAP measure used to assess profitability, it is calculated as the sum of net interest income and noninterest income less noninterest expense (except loss provisions). Purchase Accounting Adjustment Efficiency Ratio is a non-GAAP measure used to assess productivity, it is calculated as noninterest expense divided by the sum of net interest income and noninterest income. Based on the end of period Tier 1 capital divided by total average assets during the respective quarter, excluding goodwill and other intangible assets. Ratios are estimated as of 9/30/2017 5 13 bps -14 bps -692 bps -509 bps (0.32)(0.22) 0.13.6 (32.3)(21.7) (4.6)(2.7) (12.4)(10.3) vs. PQ vs. PY (11.0)5.8 $ in Millions, except per share data Q3 2017 Q2 2017 Q3 2016 Income Statement Net interest income $105.0 $116.0$99.2 Noninterest income $298.5 $344.7$354.5 Noninterest expense $353.8 $366.2$364.1 PPNR1 $49.6 $94.4$89.5 Provision for loan losses $1.3 $5.9$4.0 Pre-tax income $48.4 $88.6$85.5 Net income applicable to common shareholders $30.2 $62.5$51.9 2 Revenue $10.2 $22.4$15.2 Expenses $7.4 $7.3$3.8 Pre-tax income impact $2.8 $15.1$11.4 Key Metrics EPS - Diluted $0.31 $0.63$0.53 ROAA 0.90% 1.94%1.69% ROAE 6.32% 13.24%11.41% 3 Efficiency Ratio 88% 80%80% Common Equity Tier 1 Capital Ratio 17.66% 17.53%17.80% Tier 1 Leverage Ratio 4 12.87% 13.07%13.41%

Hilltop Holdings – Net Interest Income & Margin ($ in billions) • Net interest income of $105 million increased $6 million from third quarter 2016 Commercial loan yields, excluding loans HFS and margin loans, continue to improve versus prior year Trailing twelve month Deposit Betas, excluding brokered deposits, are approximately 20% Increase in investment net interest income contribution driven by higher investment yields and balances across HTH Bank NIM in Q3 2017 was 4.03% relative to 4.50% in Q3 2016 • • • • • Bank taxable equivalent NIM in Q3 2017 was 4.05% (3.54% before PAA) relative to 4.53% (3.63% before PAA) in Q3 2016 Note: (1) See appendix for reconciliation of NIM to Pre-PAA taxable equivalent NIM, as presented 6 Net Interest Income Highlights Earning Assets and NIM1 Trends

Hilltop Holdings – Noninterest Income ($ in millions) Mortgage Production Income (38.5) Net Insurance Premiums Earned (1.9) • Noninterest income of $299 million declined $56 million compared to third quarter 2016 due to a reduction in mortgage volume, lower revenue from Structured Finance and Capital Markets Mortgage refinance volume decline of 51%, coupled with increased competition, have pressured gain on sale margins versus 2016 Insurance revenues negatively impacted by a reduction in premiums earned, as well as reinsurance reinstatement premiums of $1.5 million • • Note: (1) Fee Income ratio is a non-GAAP measure calculated as noninterest income divided by the sum of net interest income and noninterest income 7 Noninterest Income Highlights Q3 2017 $298.5 Other(3.5) Securities Related Fees(12.1) Year over Year Noninterest Income ($MM) Q3 2016 $354.5 Noninterest Income & Fee Income Ratio 1 Noninterest Income Drivers

Hilltop Holdings – Noninterest Expenses ($ in millions) Compensation (15.4) Insurance Loss & LAE 15.0 • Total noninterest expense of $354 million declined $10 million from third quarter 2016, driven by a reduction in variable compensation, lower operating costs at the mortgage business, and efficiency initiatives Hurricane impact on expenses: • $6.0 million and +1.5% to efficiency ratio FDIC Indemnification amortization and clawback expenses increased $4.1 million compared to third quarter 2016 • • Note: (1) Efficiency Ratio is a non-GAAP measure calculated as noninterest expense divided by the sum of net interest income and noninterest income. 8 Expense Highlights Other Expenses(11.5) Q3 2017 $353.8 Occupancy & Equipment1.6 Year over Year Noninterest Expense ($MM) Q3 2016 $364.1 Noninterest Expenses and Efficiency Ratio 1 Expense Drivers

Hilltop Holdings - Loans Loans, Gross Annualized Yield1 $6.3 $6.3 $6.1 $6.0 $6.0 Non-Covered Loan Growth: Linked Quarter: Notes: Non-covered loans excludes broker-dealer margin loans The sum of the period amounts may not equal the total amounts due to rounding (1) Loans, Gross Annualized Yield contains purchased loan portfolio 9 5.8% -0.4% 2.7% 4.7% 0.7% Non-Covered Bank Loan Growth h9% vs. PY Total Loan Growth h6% vs. PY Yield and Loan Mix

Hilltop Holdings - Deposits Annualized Cost of Deposits $7.6 $7.7 $7.3 $7.1 $7.0 Deposit Growth: Linked Quarter: Notes: Noninterest-bearing deposits excludes broker-dealer sweep deposits. The sum of the period amounts may not equal the total amounts due to rounding 10 3.3% 3.8% 0.5% -1.4% 1.2% Deposit Growth h9% vs. PY Deposit Mix

PlainsCapital Bank – Q3 2017 Highlights Efficiency Ratio (%) Fee Income Ratio (%) 60% 12% 62% 11% • Non-covered loan growth equates to 9%, growth focused in commercial real estate • Strongest loan markets are Dallas, Fort Worth, and Austin $2.0 billion in total unused commitments Favorable loan pipeline trends in growth markets • • • Non-covered net charge-offs remain low at $0.9MM for third quarter 2017 Non-covered non-performing assets increased by $10.6 million driven by a single Oil and Gas client previously classified • Note: (1) Efficiency Ratio is a non-GAAP measure calculated as noninterest expense divided by the sum of net interest income and noninterest income. (2) Fee Income ratio is a non-GAAP measure calculated as noninterest income divided by the sum of net interest income and noninterest income. 11 Q3 2017 Highlights Credit Quality Key Highlights Q3 2016 Q3 2017 ROAA (%) 1.09% 0.94% 1 2 Net Interest Margin (%) 4.50% 4.03% Assets ($bn) 9.2 9.7 Summary Results ($000) Q3 2016 Q3 2017 Net Interest Income Provision for Loan Losses Noninterest Income Noninterest Expense Income Before Taxes 90,549 89,322 4,179 1,665 12,711 11,414 61,536 62,750 37,545 36,321

PrimeLending – Q3 2017 Highlights

Summary Results ($000)	Q3 2016	Q3 2017
Net Interest Income	(3,076)	94
Noninterest Income	202,560	163,758
Noninterest Expense	168,303	151,056
Income Before Taxes	**31,181**	**12,796**

Key Highlights	Q3 2016	Q3 2017
Origination Volume ($mm)	$4,493	$3,973
% Purchase	71%	84%
Sales Volume ($mm)	$4,350	$4,002
Servicing Asset ($mm)[1]	$44	$48
MSR Income ($mm)[2]	($.05)	$0.21

Q3 2017 Highlights

- Origination volume of $4.0 billion in Q3 2017 was lower than prior year by $520 million, or 12%
  - Purchase volume increased $141 million, or 4%, to $3.3 billion, despite low housing inventory
  - Refinance volume decreased $661 million, or 51%, which approximates the overall industry decrease in refinance volume, to $640 million
  - Year-to-date origination volume is down 6% relative to a total industry decline of 24%[3]; YTD purchase origination volume is up 7% relative to a purchase industry decline of 2%[3]
- Noninterest income decreased $38.8 million, or 19%, vs. prior year primarily due to a decline in loan production volume and a slight decrease in average gain on sale
- Noninterest expense decreased $17.2 million, or 10%, vs. prior year primarily due to a decrease in variable compensation and loan-related expenses

Mortgage Originations and Gain on Sale



384
388
365
362
375
$4.5
$3.9
$2.8
$4.1
$4.0
($bn)
Q3 2016
Q4 2016
Q1 2017
Q2 2017
Q3 2017
Mortgage Originations
Gain on Sale (bps)

Notes:
1) Noninterest income generated at the mortgage origination segment.
2) MSR Income is calculated as the change in net fair value of mortgage servicing rights asset plus servicing fees less any servicing expenses
3) Source: Mortgage Bankers Association as of Oct 24, 2017

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HilltopHoldings

HilltopSecurities – Q3 2017 Highlights • Pre-tax income of $20.2 million in Q3 2017 versus pre-tax income of $17.4 million in Q3 2016 Net revenue decreased $7.7 million to $103.6 million in Q3 2017 compared to $111.3 million in Q3 2016 Short-term interest rate hikes provided highly accretive revenue growth The broker-dealer segment provided the banking segment with $1.3 billion of core deposits at Q3 2017 Net Revenue • Public Banking Capital Markets Structured Finance Retail Clearing Securities Lending Other Net Revenue (4.7) (4.5) (5.2) 4.3 0.5 0.5 1.5 24.6 21.8 27.0 23.5 10.3 2.5 1.6 19.9 17.2 21.8 27.8 10.8 3.0 3.1 • • 111.3 103.6 (7.7) Note: The sum of the period amounts may not equal the total amounts due to rounding 13 Actual Actual ($ million) Q3 2016 Q3 2017 Y/Y Net Revenues by Business Q3 2017 Highlights Key Highlights Q3 2016 Q3 2017 Compensation / Net Revenue (%) 61.1 58.2 FDIC Insured Balances at PCB ($mm) $951 $1,301 Other FDIC Insured Balances ($mm) $1,420 $1,135 Public Finance Offerings ($mm) $22,664 $20,813 TBA Volume ($mm) $1,664 $1,293 Summary Results ($000) Q3 2016 Q3 2017 Net Interest Income Provision for Loan Losses Noninterest Income Noninterest Expense Income Before Taxes 7,823 12,215 (189) (405) 103,511 91,418 94,094 83,836 17,429 20,202

National Lloyds Corporation – Q3 2017 Highlights • Lower pre-tax income due to Hurricane Harvey as well as elevated frequency and severity of weather related losses that exceeded historical average levels Decline in net premiums earned continues as a result of previous risk reduction strategies and an increasingly competitive market in core states (TX, AZ) Elevated expense ratio driven by lower premium levels and by higher operating expenses due to weather related losses and investments in system enhancements 131.8% 131.0% • 98.4% • 75.0% 69.8% 14 Combined Ratio Q3 2017 Highlights Key Highlights ($'000) Q3 2016 Q3 2017 Direct Premiums Written 38,200 33,909 Net Premiums Earned 38,747 34,493 Summary Results ($000) Q3 2016 Q3 2017 Net Interest Income Noninterest Income Noninterest Expense Income Before Taxes 716 864 41,170 36,839 30,415 47,015 11,471 (9,312)

Questions? 15

Appendix 16

Balance Sheet Summary

$ in Thousands	Q3 2017	Q2 2017	Q3 2016	vs. PQ	vs. PY
Assets					
Cash & Due From Banks[1]	354,569	405,938	568,938	(51,369)	(214,369)
Securities	1,809,984	1,594,538	1,331,758	215,446	478,226
Loans Held for Sale	1,939,321	2,000,257	1,673,069	(60,936)	266,252
Non-Covered Loans HFI, Gross	6,148,813	6,118,211	5,674,655	30,602	474,158
Allowance for Non-Covered Loan Losses	(58,779)	(59,208)	(52,625)	429	(6,154)
Non-Covered Loans HFI, Net	6,090,034	6,059,003	5,622,030	31,031	468,004
Covered Loans, Net of Allowance	188,269	205,877	292,031	(17,608)	(103,762)
Covered OREO	40,343	42,304	61,988	(1,961)	(21,645)
Broker-Dealer & Clearing Receivables	1,672,123	1,552,525	1,340,617	119,598	331,506
FDIC Indemnification Asset	33,143	40,304	73,351	(7,161)	(40,208)
Goodwill & Other Intangibles	290,248	292,324	298,920	(2,076)	(8,672)
Other Assets	1,114,766	1,095,503	1,160,574	19,263	(45,808)
Total Assets	**13,532,800**	**13,288,573**	**12,423,276**	**244,227**	**1,109,524**
Liabilities and Stockholders' Equity					
Non-Int. Bearing Deposits	2,279,633	2,251,208	2,232,813	28,425	46,820
Int. Bearing Deposits	5,383,814	5,323,414	4,797,772	60,400	586,042
Total Deposits	7,663,447	7,574,622	7,030,585	88,825	632,862
Broker-Dealer & Clearing Payables	1,517,698	1,395,314	1,251,839	122,384	265,859
Short Term Borrowings	1,477,201	1,515,069	1,265,022	(37,868)	212,179
Notes Payable	300,196	300,283	313,313	(87)	(13,117)
Junior Subordinated Debentures	67,012	67,012	67,012	0	0
Other Liabilities	597,890	543,220	646,137	54,670	(48,247)
Total Liabilities	**11,623,444**	**11,395,520**	**10,573,908**	**227,924**	**1,049,536**
Common Equity	1,906,185	1,890,139	1,845,688	16,046	60,497
Total Hilltop Equity	**1,906,185**	**1,890,139**	**1,845,688**	**16,046**	**60,497**
Minority Interest	3,171	2,914	3,680	257	(509)
Total Liabilities & Equity	**13,532,800**	**13,288,573**	**12,423,276**	**244,227**	**1,109,524**

(1) Includes Federal Funds Sold

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HilltopHoldings

PlainsCapital Bank – Energy Exposure

Energy Portfolio Breakdown	Q3 2016	Q4 2016	Q1 2017	Q2 2017	Q3 2017
Exploration and Production	**13%**	**11%**	**13%**	**14%**	**14%**
Field Services	26%	22%	24%	22%	23%
Pipeline Construction	21%	21%	22%	22%	22%
Services	**47%**	**43%**	**46%**	**44%**	**45%**
Distribution	21%	30%	18%	16%	16%
Transportation	11%	9%	10%	9%	9%
Midstream	**32%**	**39%**	**28%**	**25%**	**25%**
Wholesalers	1%	1%	1%	1%	1%
Equipment Rentals	0%	0%	0%	0%	0%
Equipment Wholesalers	7%	6%	12%	16%	15%
Other	**8%**	**7%**	**13%**	**17%**	**16%**
Total	**100%**	**100%**	**100%**	**100%**	**100%**

Select Energy Statistics	Q3 2016	Q4 2016	Q1 2017	Q2 2017	Q3 2017
Outstanding Energy Balance ($MM)	168.8	166.5	149.1	158.2	151.3
Energy Unfunded Commitments ($MM)	120.7	121.4	130.4	121.9	137.9
Energy Loans / Total Loans[1] (%)	3.1	3.0	2.7	2.7	2.6
Criticized Energy Loans ($MM)	1.8	0.0	0.0	0.0	0.0
Performing Classified Energy Loans ($MM)	24.2	23.5	22.5	23.6	11.6
Non-Performing Classified Energy Loans ($MM)	13.4	5.2	4.0	3.3	12.8
Classified and Criticized Energy Loans ($MM)	**39.4**	**28.7**	**26.5**	**26.9**	**24.4**
Unimpaired Energy Reserves ($MM)	10.0	10.6	10.6	11.3	12.0
Energy Reserves / Energy Loans (%)	6.7	6.5	7.1	7.1	7.9
Energy NCOs ($MM)	1.0	1.5	0.0	0.0	0.0

Note: (1) Total loans equal to HTH consolidated gross covered and non-covered loans HFI less margin loans held at the broker-dealer.

- No energy SNC's in PCB loan portfolio
- Unfunded energy commitments are subject to borrowing bases and credit review before draw-downs
- Total exposure remains consistent with historical trends
- Classifieds for the quarter were down $2.5 million

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HilltopHoldings

Non-GAAP to GAAP Reconciliation and Management's Explanation of Non-GAAP Financial Measures

Hilltop presents measures in this presentation that are not measures of financial performance recognized by generally accepted accounting principles in the United States ("GAAP").

These measures are important to investors interested in changes from period to period in net interest margin. For companies, such as Hilltop, business combinations can also result in purchase accounting adjustments ("PAA").

You should not view this disclosure as a substitute for results determined in accordance with GAAP, and this disclosure is not necessarily comparable to that of other companies that use non-GAAP measures. The following tables reconcile these non-GAAP financial measures to the most comparable GAAP financial measure, "net interest margin".

Hilltop Consolidated

Reconciliation of Non-GAAP Pre-PAA Taxable Equivalent NIM (%)	Q3 2016	Q2 2017	Q3 2017
NIM	**3.65**	**4.04**	**3.50**
Add:			
Taxable Equivalent Adjustment[1]	0.02	0.01	0.02
Non-GAAP Taxable Equivalent NIM	**3.67**	**4.05**	**3.52**
Less:			
Purchase Accounting Adjustment	(0.64)	(0.82)	(0.37)
Non-GAAP Pre-PAA Taxable Equivalent NIM	**3.03**	**3.23**	**3.15**

PlainsCapital Bank

Reconciliation of Non-GAAP Pre-PAA Taxable Equivalent NIM (%)	Q3 2016	Q2 2017	Q3 2017
NIM	4.50	4.80	4.03
Add:			
Taxable Equivalent Adjustment[1]	0.03	0.01	0.02
Non-GAAP Taxable Equivalent NIM	**4.53**	**4.81**	**4.05**
Less:			
Purchase Accounting Adjustment	(0.90)	(1.12)	(0.51)
Non-GAAP Pre-PAA Taxable Equivalent NIM	**3.63**	**3.69**	**3.54**

Note: (1) Annualized taxable equivalent adjustments are based on a 35% federal income tax rate.

19

HilltopHoldings

Non-GAAP to GAAP Reconciliation and Management's Explanation of Non-GAAP Financial Measures (Continued)

Tangible Common Equity ("TCE"), is a non-GAAP financial measure. Tangible common equity to tangible assets is defined as our total stockholders' equity, excluding preferred stock, reduced by goodwill and other intangible assets divided by total assets reduced by goodwill and other intangible assets. This is a measure used by management, investors and analysts to assess use of equity.

Tangible book value per share ("TBVPS"), is a non-GAAP financial measure. TBVPS represents the Firm's tangible common equity at period-end divided by common shares outstanding at period-end. This is a measure used by management, investors and analysts to assess use of equity.

Hilltop Consolidated

Reconciliation of Tangible Common Equity and Tangible Book Value Per Share (*$ '000*)	**Q3 2016**	**Q2 2017**	**Q3 2017**
Total Stockholder's Equity	1,845,688	1,890,139	1,906,185
Less:			
Preferred Stock	0	0	0
Common Stockholder's Equity	1,845,688	1,890,139	1,906,185
Less:			
Goodwill	251,808	251,808	251,808
Other Intangible Assets	47,112	40,516	38,440
Tangible Common Equity	**1,546,768**	**1,597,815**	**1,615,937**
Shares Outstanding as of period end	98,541	96,333	95,904
Book Value Per Share (Common Stockholder's Equity / Shares Outstanding)	$18.73	$19.62	$19.88
Tangible Book Value Per Share (Tangible Common Equity / Shares Outstanding)	**$15.70**	**$16.59**	**$16.85**

20

HilltopHoldings.